UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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ALICO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALICO, INC.

Post Office Box 338

La Belle, Florida 33975

Notice of Annual Meeting of Shareholders

To be held June 10, 2005

To the Shareholders of ALICO, INC.:	May 12, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ALICO, INC., a Florida corporation (the “Company”), will be held at the Bell Tower Holiday Inn Select at 13051 Bell Tower Drive, Fort Myers, Florida, at Ten O’clock A.M., on Friday, June 10, 2005, for the following purposes:

1. To elect eight Directors to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

2. To approve the Company’s Director Stock Compensation Plan.

3. To transact such other business as may properly come before the meeting or any and all adjournments thereof.

Only shareholders of record on the Company’s books at the close of business on April 29, 2005, will be entitled to notice of, and to vote at, said meeting.

If you are unable to attend the meeting in person but wish your shares to be voted upon the matters to come before it, please complete, sign and date the accompanying proxy card and mail it in the enclosed envelope. Postage is not required if mailed in the United States.

A copy of the Company’s Forty-Fifth Annual Report to Shareholders, dated January 21, 2005, is enclosed herewith.

By Order of the Board of Directors

Denise Plair Secretary

ALICO, INC.

Post Office Box 338

La Belle, Florida 33975

PROXY STATEMENT

SOLICITATION

May 12, 2005

La Belle, Florida

The Board of Directors of ALICO, INC. (the “Company”) hereby solicits proxies to be used at the Annual Meeting of Shareholders of the Company to be held on June 10, 2005, and at any and all adjournments thereof, and this proxy statement is furnished in connection therewith. This proxy statement replaces the proxy statement that was previously mailed to stockholders of the Company on or about January 11, 2005 (the “January Proxy Statement”). On February 1, 2005, five of the nominees named in the January Proxy Statement resigned as directors and elected not to stand for reelection. This action caused the Company not to be in compliance with various Marketplace Rules of the Nasdaq Stock Market relating to the composition of the Company’s Board and its committees. As a result of this action, the Company elected to postpone the annual meeting originally scheduled for February 11, 2005 so as to have time to identify a new slate of nominees to replace the resigning directors and reestablish compliance with the applicable Nasdaq Stock Market Marketplace Rules. Between February 1, 2005 and the date of this proxy statement, the Company has issued press releases and filed Current Reports on Form 8-K announcing the resignation of these directors and the postponement of the annual meeting and other matters related thereto, copies of which can be found on the Company’s website at www.alicoinc.com. Since February 1, 2005, the Company has elected six new Board members to fill the vacancies created by the resigning directors and Dr. Lester’s retirement on February 28, 2005, and the Company is now compliant with all Nasdaq rules regarding the composition of the Board and its committees. Please refer to “RECENT EVENTS RELATING TO CHANGE IN BOARD COMPOSITION/NOMINEE SLATE AND CORPORATE GOVERNANCE” starting on page 7 of this Proxy Statement for a more detailed discussion of these events. The Board has fixed the number of Board seats at eight. This proxy statement replaces the January Proxy Statement, and reflects the new slate of director nominees and includes the changes in composition of the Board and its various committees. It also includes a Director Stock Compensation Plan to be voted upon by the Stockholders.

Every proxy may be revoked at any time prior to the exercise thereof by any shareholder giving such proxy, by giving written notice of revocation to the secretary of the Company at or before the annual meeting, by duly executing a subsequent proxy relating to the same shares or by attending the annual meeting. In addition to the use of the mails, directors, officers and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, mail or telegraph. All costs of solicitation will be borne by the Company. Brokerage houses, bankers and others holding stock in their names or names of nominees or otherwise will be reimbursed for reasonable out-of-pocket expenses incurred by them in sending proxies and proxy material to the beneficial owners of such stock.

It is anticipated that this proxy statement and accompanying notice, form of proxy card and Company’s Annual Report to Shareholders will be first sent to the Shareholders of the Company on or about May 12, 2005.

VOTING SECURITIES

The Company has only one class of voting securities outstanding, its Common Stock, par value $1.00 per share, of which 7,322,552 were outstanding as of April 29, 2005. Each share entitles the holder thereof to one vote per share. Only shareholders of record at the close of business on April 29, 2005, will be entitled to vote at the meeting or at any and all adjournments thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF APRIL 29, 2005:

The following table sets forth certain information relating to the beneficial ownership of shares of Common Stock of the Company as of April 29, 2005, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) all of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all directors and executive officers of the Company as a group. To the best knowledge of the Company, there are no other persons who own beneficially more than five percent (5%) of the Company’s outstanding Common Stock. To the knowledge of the Company, except as noted in the footnotes below, all persons listed below have sole voting and investing power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
Atlantic Blue Trust, Inc. 122 East Tillman Avenue Lake Wales, Florida 33853	3,493,777	(2)	47.7%

Beck, Mack & Oliver Madison Ave New York, NY 10017	559,037	(3)	7.6%

Mercury Real Estate Advisors LLC 100 Field Point Road Greenwich, CT 06830	490,776	(4)	6.7%

John R. Alexander ALICO, INC. Post Office Box 338 La Belle, Florida 33975	3,494,077	(2)	47.7%

Robert E. Lee Caswell 3495 Piedmont Road Suite 900, Ten Piedmont Center Atlanta, GA 30305	0		*

Evelyn D’An 1301 N.E. 103rd Street Miami Shores, FL 33138	0		*

Phillip S. Dingle 4516 W. Watrous Avenue Tampa, FL 33629	740		*

Ben Hill Griffin III (5) 700 S. Scenic Highway Frostproof, FL 33843	0		*

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
W. Bernard Lester (6) ALICO, INC. Post Office Box 338 La Belle, Florida 33975	6,820		*

Gregory T. Mutz 125 S. Wacker Drive, Suite 3100 Chicago, IL 60606	6,300		*

Charles L. Palmer 2205 Middle Rive Drive Fort Lauderdale, FL 33305	10,000		*

Baxter G. Troutman P.O. Box 1043 Winter Haven, Fl	3,494,377	(2)	*

Gordon Walker 331 Ridgebriar Drive Richardson, TX 75080	0		—

Patrick W. Murphy P.O. Box 1036 La Belle, FL 33975	200		*

L. Craig Simmons (7) 70 Live Oak Lane La Belle, FL 33935	0		—

All executive officers and directors as a group (9 persons)	3,511,317		47.9%

*	Less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 29, 2005, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes 3,493,777 shares held through Alico Holding, LLC (2215-B Renaissance Drive, Suite 5, Las Vegas, NV 89119), a wholly owned subsidiary of Atlantic Blue Trust, Inc. of which Mr. John R. Alexander and Mr. Baxter G. Troutman may be considered to be the indirect beneficial owners by virtue of their shared control, together with the Alexander, Collier and Milligan families, of 100% of the stock of Atlantic Blue Trust, Inc.
(3)	As reported by Beck, Mack & Oliver on Schedule 13D filed on December 31, 2004.
(4)	As reported by Mercury Real Estate Advisors LLC on Schedule 13D filed with the SEC as of March 1, 2005.
(5)	Resigned February 26, 2004.
(6)	Retired February 28, 2005
(7)	Resigned effective April 15, 2005.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto, furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year 2004, and certain written representations, if any, made to the Company, no officer, director or beneficial owner of 10% or more of the Company’s common stock has failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act to be filed during fiscal 2004, except that Thomas E. Oakley filed one late Form 4 related to the sale of 2,616 shares of the Company’s Common Stock.

PROPOSAL ONE

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

At the Annual Meeting, eight Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified, unless they earlier resign or a vacancy is created due to the respective death or removal of any of such directors, or for other cause in accordance with the Bylaws of the Company. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as such Directors. The proxy cannot be voted for a greater number of persons than the number of nominees nominated. All nominees are currently members of the Board of Directors and have consented to being named in this proxy statement and have notified management that they will serve, if elected. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but if any of the nominees should be unable to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his place.

A plurality of the votes received will elect each director. Abstentions and broker non-votes will not be counted for the purpose of determining whether a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW:

Information Regarding Director Nominees

The following sets forth the names, ages and business experience for the past five years, including principal occupation or employment (other than with the Company), of each of the eight Director nominees, as it has been furnished to the Company by each nominee.

Nominee	Age	Position with the Company, if any	Business Experience
John R. Alexander (1)	68	Chairman of the Board, President and Chief Executive Officer	Director and Chairman of the Board of the Company since 2004. Mr. Alexander also served as Chairman, President and Chief Executive Officer of Atlantic Blue Trust, Inc. (from February 26, 2004 until March 21, 2005) and as a Co-General Partner of Scenic Highland Grove, LLP (1996 to Present), Chairman of the Four Sisters Protectorate (1999 to 2004), and as Executive Vice President of the Four Sisters Properties, Inc.(2001 to 2004). Mr. Alexander served as Senior Vice President

Nominee	Age	Position with the Company, if any	Business Experience
			and Corporate Secretary and Director of Orange-co, Inc. (OCI) (1992-1998) and as Vice President and Director of Ben Hill Griffin, Inc. (1980-1998). Mr. Alexander serves on the Board of Directors of Farm Credit of Southwest Florida, ACA (1992—Present).

Robert E. Lee Caswell (1)	44		Director of the Company since March 2005. Mr. Caswell is the Operations Manager for PC Associates, LLC, a developer and manager of mid-rise and high-rise office properties in Atlanta, Georgia and surrounding areas. Mr. Caswell has been with PC Associates since 1994, and he has prior experience in real estate development with a variety of companies, including residential, office and industrial development: Caswell & Associates, Inc. (1991-1994), AMLI Realty Co. (1987-1991), NTS Development Corporation (1985-1987); and Merrill Lynch Commercial Real Estate (1983-1985).

Evelyn D’An	43		Director of the Company since April 2005. Ms. D’An is the President and founder of D’An Financial Services, Inc., an integrated business consulting and financial services firm formed in 2004 that provides accounting, finance, information technology and strategic tax expertise to its clients. Prior to founding D’An Financial Services, Inc., Ms. D’An was an audit and advisory partner at Ernst & Young (1998-2004), where, among numerous responsibilities, she established and led their South Florida Public Sector Practice.

Phillip S. Dingle	43		Director of the Company since April 2005. Mr. Dingle was the immediate past Chairman and Chief Executive Officer (2001-2004) of Plan Vista Corporation (formerly HealthPlan Services Corporation, a New York Stock Exchange company) headquartered in Tampa, Florida until its recent merger with ProxyMed, Inc. (PILL). Before assuming the positions of Chairman and Chief Executive Officer of PlanVista, Mr. Dingle served as its President and Chief Executive Officer (2000-2001), as its Chief Financial Officer (1999-2000) and as its Chief Counsel (1996-1998). Mr. Dingle also serves on the board of Health Care Cost Management, Inc., a privately-held pharmaceutical cost management company.

Nominee	Age	Position with the Company, if any	Business Experience
Gregory T. Mutz	59	Lead Director	Lead Director of the Company since February 2005. Mr. Mutz is the Chairman (1994—present) and Chief Executive Officer (1994-1999, 2004—present) of AMLI Residential Properties Trust (NYSE: AML), a real estate investment trust. Mr. Mutz is also the Lead Trustee for the ABN Amro Family of Mutual Funds, a large group of mutual funds sponsored by ABN Amro, an international diversified bank and financial institution, and a member of the Board of Genesis Financial Solutions, a privately-held company based in Portland, Oregon providing debt recovery, consumer lending and credit card services. Mr. Mutz had previously served as an independent member of the board of Atlantic Blue Trust, Inc., a position he resigned immediately prior to his election to the Company’s Board. From 1999-2003 Mr. Mutz served as President and Chief Executive Officer of UICI (NYSE: UCI), a Dallas-based insurance company.

Charles L. Palmer	63		Director of the Company since April 2005. Mr. Palmer is President and Chief Executive Officer of North American Company, LLLP, a diversified holding company headquartered in Broward County, Florida which participates in specialty acquisition funds through North American Funds and real estate development through Sea Ranch Properties, Inc. Mr. Palmer has served in that capacity since 1972. Mr. Palmer acts as Chief Executive Officer of each of these Companies and of North American Business Development Companies, LLC, a business entity that manages each of the specialty acquisition funds. He is also chairman of each of the businesses held in such funds which currently include: J&B Meats Corp. (a meat processor); Culinary Standards Corporation (frozen food manufacturer); Polymer Design Corporation (a liquid-resin parts manufacturer); Actown Electrocoil, Inc (manufacturer of custom electromagnetic devices); and PCT Interconnect (a quick-turn printed circuit board manufacturer). Mr. Palmer also serves on numerous boards including the boards of Sun Trust Bank of South Florida, NA a subsidiary of SunTrust Banks, Inc., the Board of the Performing Arts Center Authority of Broward County, and the Broward County Community Foundation.

Nominee	Age	Position with the Company, if any	Business Experience
Baxter G. Troutman (1)	38		Director of the Company since 2004. Mr. Troutman serves as State Representative (2002 to Present) and is the Founder and CEO of Florida Labor Solutions, Inc. (1997 to Present), a temporary labor company providing over 800 employees to various businesses in Florida, Georgia and North Carolina. Prior to 1997, Mr. Troutman was a Regional Food Service Sales Manager for Orange-Co., Inc. (NYSE:OCI) from 1993 to 1996. Mr. Troutman was a director of Atlantic Blue Trust, Inc. from 2004 to March 21, 2005.

Gordon Walker, PhD	60		Director of the Company since April 2005. Dr. Walker is currently the Chairman of the Department of Strategy and Entrepreneurship at the Cox School of Business, Southern Methodist University, having originally joined the University faculty in 1993. Previously, he taught at Yale University as an Adjunct Professor, at the Wharton School as an Associate Professor, and at the Sloan School, Massachusetts Institute of Technology as an Associate and Assistant Professor.

(1)	Mr. John R. Alexander is the uncle of Mr. Baxter G. Troutman and father-in-law to Mr. Robert E. Lee Caswell.

RECENT EVENTS RELATING TO CHANGE IN BOARD COMPOSITION/NOMINEES SLATE

AND CORPORATE GOVERNANCE

On February 1, 2005, five independent directors of Alico, Inc. resigned as directors and declined to stand for re-election as directors at the annual meeting of Alico stockholders scheduled for February 11, 2005. This action followed the withdrawal by Atlantic Blue Trust, (“ABT”) of a proposal that the Company consider a re-organization with ABT, the holder of approximately 48% of the Company’s common stock. Each of the five directors was a member of the Special Committee of independent directors of Alico that was reviewing the possible restructuring transaction. In a letter delivered to John Alexander, Chairman of the Board of Alico, Inc. and at the time also Chairman and Chief Executive Officer of ABT, the resigning directors asserted grievances with ABT and Mr. Alexander relating to, among other things, ABT’s request that the Alico Special Committee consider the declaration of a special dividend in connection with its consideration of a possible restructuring, the suggestion by Mr. Alexander that the Alico Nominating Committee consider the nomination of Gregory T. Mutz to fill the vacancy on the Alico Board created by the retirement of Alico’s then serving Chief Executive Officer, W. Bernard Lester, the composition of management of Alico if a restructuring transaction were consummated with ABT and Mr. Alexander’s request that he serve as interim Chief Executive Officer of Alico following Dr. Lester’s retirement.

The letter of resignation also set forth certain demands the resigning directors made of ABT, as a condition to their continued service, which would have required ABT to agree that until after the 2006 Annual Meeting of Shareholders of Alico, ABT would not acquire any additional shares of Alico common stock and would not take any action to remove the resigning directors from their positions on the Alico board. The letter also outlined the resigning directors’ requirement that Alico agree to engage an executive search firm to identify a replacement for

Mr. Lester, permit the independent directors of Alico to hire their own legal, financial and other advisors to assist them in their capacities as directors and adopt a bylaw provision relating to record dates and advance notice of stockholder proposals and director nominations which would have had the effect of restricting the rights of all stockholders to propose nominees for directors at the annual meeting of stockholders or to take action outside of a meeting called by the Alico board. The letter cited ABT’s refusal to agree to all of these demands in total as the basis for the directors’ resignations.

Upon receipt of these demands, Mr. Alexander stated that, for many years, 48% of Alico’s stock has been held by a single shareholder and that it was unfortunate for the individuals to suddenly decide that they were no longer willing to continue to act as directors unless ABT agreed to give up a number of basic rights enjoyed by all Alico stockholders. He further stated that while, in an effort to accommodate their demands, ABT was willing to agree to remain below 50% ownership until after the 2006 Annual Meeting of Shareholders and to support some of their other requests, ABT was unwilling to agree to the demand from these directors that, regardless of what actions they may take or propose in the future, ABT would be forced to acquiesce and be required to agree to keep these directors in office until after the 2006 annual meeting. Mr. Alexander noted that ABT was committed to the proposition that Alico should have a majority of independent directors, but it believed that directors should serve subject to the shareholder oversight provided by law, regulation and common sense. Mr. Alexander stated that ABT was unwilling to exempt these directors from such oversight.

Mr. Alexander noted that ABT is, and always has been, committed to good corporate governance, and at no time has ABT threatened or even suggested that it would seek to remove any of these individuals as directors or attempted to use its stock to influence the deliberations of the Special Committee in any manner. He noted that at all times these five independent directors comprised a majority of the Alico board and were the sole members of the Company’s Nominating and Governance Committee, Compensation Committee, Audit Committee and Special Committee. As such these five directors controlled who was nominated to the Alico board, who served as Alico’s management and had complete control over whether or not a proposed reorganization with ABT would occur and if it occurred what terms, conditions and structure would govern the transaction. Additionally, Mr. Alexander noted that ABT supported the nomination of these individuals and had every intention of voting in favor of their reelection at the Annual Meeting. Mr. Alexander noted that these individuals, representing a majority of the Alico board and able to control any decision and vote of the Board, regrettably chose to resign from the Board rather than serve and represent the interests of all of Alico’s shareholders.

As a result of the director resignations, Alico postponed its annual meeting of shareholders previously scheduled for February 11, 2005 and initiated the process to find replacement independent directors. New independent directors were named to the Board during February, March and April of 2005 and are included in the nominee slate set forth above. Additionally, ABT has provided the Company with assurances that it has always been and is committed to good corporate governance. In a letter from ABT to Alico, ABT stated that through Alico’s 2007 Annual meeting ABT would (i) at all times vote its shares of common stock at Alico’s annual shareholder meeting to elect director nominees such that a majority of Alico’s Board of Directors is comprised of directors who are “independent” as defined in Nasdaq Rule 4200 and also who are not directors, officers, employees or stockholders of ABT or family members of a director, officer, employee or stockholder of ABT, (ii) not acquire, through open market or private purchase, more than 55% of Alico’s outstanding common stock on a fully diluted basis, (iii) not engage in any related party transaction with Alico or any of its subsidiaries unless such transaction is approved by a majority of the independent directors on Alico’s Board of Directors (or a committee of Alico’s Board of Directors comprised entirely of independent directors), (iv) separate the person serving as the Chairman and CEO of Alico and the person serving as the Chairman and CEO of ABT so that the top executive officer at each Company is a different individual, and (v) separate the Directors of Alico and ABT such that no Director would concurrently serve on both the ABT and Alico Boards. Subsequent to receipt of this letter, Messrs. John R. Alexander and Baxter Troutman resigned from the ABT Board and Mr. J. D Alexander resigned from the Alico board. Mr. John R. Alexander has also resigned from the positions of Chairman, President and Chief Executive Officer of ABT.

The resignation of the independent directors caused the Company to not be in compliance with Nasdaq Stock Market Marketplace rules and Nasdaq issued a delisting determination which was made moot by the appointment of five qualified independent replacement directors. The Company is now in compliance with Nasdaq Stock Market Marketplace Rules relating to independent directors.

A copy of the letter from the resigning directors to Mr. Alexander was disclosed as an exhibit to a Current Report on Form 8-K filed by Alico in accordance with the rules and regulations of the SEC. This Report is available at the SEC’s Internet site (http://www.sec.gov).

LEAD DIRECTOR POSITION

The Board established the position of Lead Director in February of 2005. The Lead Director is an independent Director designated by the other independent Directors when the Chairman of the Board is not an independent Director. The Lead Director’s responsibilities include:

•	convening and chairing the regular sessions of the non-management Directors (“executive sessions”);

•	convening and chairing special meetings of the non-management Directors as may be necessary from time to time, including in times of crisis;

•	with the Chair/CEO, developing the agenda for Board meetings, identifying the Board’s information needs associated with agenda items, and identifying the need for and scope of related presentations;

•	communicating to the Chair/CEO (together with the chair of the appropriate committee), the results of the Board’s evaluation of Chair/CEO performance;

•	developing with the Nominating and Governance Committee procedures governing the Board’s work;

•	developing with the Nominating and Governance Committee criteria for Director candidates and discussing with the committee the Board’s compositional needs;

•	communicating to prospective Board members (together with the chair of the governance committee) any invitation to join the Board;

•	recommending to the Board and its committees the retention of lawyers, consultants and advisors who directly report to the Board and/or to the independent Directors;

•	coordinating the work and meetings of committees, and acting as liaison between Directors, committee chairs, the Chair/CEO and other senior members of management;

•	serving as an information resource for the Directors; and

•	performing such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management Directors, by the independent Directors, or by the Chair/CEO.

REPORT ON BOARD SELECTION/INCLUSIVENESS REVIEW

In recognition of the fact that Alico’s employees, customers and shareholders represent a greater diversity of backgrounds than ever before, in 2002 the Company adopted a Policy for Board Inclusiveness Review to ensure that, in seeking qualified candidates to fill vacancies on our Board of Directors, the Company makes a greater commitment to locate candidates whose backgrounds reflect the diversity seen in Alico’s employee, shareholder and customer base. While Alico has never discriminated against any employee, applicant, board candidate, or anyone on the basis of race, color, religion, sex, national origin, age, ancestry or disability, in order to achieve diversity, Alico is taking affirmative steps to identify qualified candidates who can enhance its Board. This does not mean that Alico will solicit for association with the Company anyone other than those whose skills, education, experience and performance are of the highest caliber. However, it does mean that Alico will actively seek to ensure that the candidate pool includes persons with diverse backgrounds.

Typically, Board vacancies are filled from nominees supplied by the Nominating and Governance Committee after considering nominees proposed by Board members or who come to the attention of the Nominating and Governance Committee through their performance in areas of benefit to the Company. In addition, the Nominating and Governance Committee will accept for consideration the names of qualified nominees submitted by shareholders of the Company, provided that such recommendations are limited to one nominee recommendation per shareholder or affiliated group of shareholders. Each nominee’s qualifications are reviewed by the Nominating and Governance Committee, and the final selection is made on the basis of the nominee whose experience and background are deemed to provide a more valuable contribution to the Board. On an annual basis, at the shareholder’s meeting, the slate of Board members is put to the shareholders for re-election. Board members are selected to serve on those committees where their individual talents and background would most benefit the Company. For the audit, nominating and compensation committees in particular, committee members are selected based on their expertise and independence in accordance with current SEC and Nasdaq rules. These processes will remain the same.

POLICY ON SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Alico, Inc., at Post Office Box 338, La Belle, Florida 33975. This information is also contained on the Company’s website at www.alicoinc.com.

DIRECTORS’ COMPENSATION AND MEETING ATTENDANCE

The Company’s Board of Directors held 12 meetings during the fiscal year ended August 31, 2004. Each member of the Board of Directors, including employees of the Company from September 1, 2003 to February 25, 2004, received $1,000 for each board meeting attended. Each member of the Board of Directors, excluding employees of the Company received $4,000 for each board meeting attended from February 26, 2004 to August 31, 2004. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings of all the Committees of the Board on which he or she served. It is the Company’s policy to strongly encourage its Directors to attend the annual meeting of stockholders, in addition to attendance at regular Board and Committee meetings.

BOARD COMMITTEES

The Company currently has the following standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Until February 1, 2005, the Company also had an Independent Directors Committee. The Company also had an Executive Committee and an Investment Committee until May 3, 2005, at which time the Board of Directors amended the Company’s By-laws and eliminated these Committees. The descriptions set forth below detail information about these Committees’ activities during the 2004 fiscal year, as well as the current composition of each Committee.

Audit Committee

The Audit Committee met seven times during the fiscal year ended August 31, 2004. During the last completed fiscal year, each independent director received $1,000 for each committee meeting attended, and the chairman received $1,250. The principal functions of the Audit Committee are to recommend to the Board of Directors the engagement of the Company’s independent public accountants, to review with such accountants the plan for and results of their examination of the financial statements of the Company, to determine the independence of such accountants, to review required SEC filings and to review the adequacy of the system of internal accounting control, procedures and practices. The Committee’s report on its activities for the 2004 fiscal year starts on page 20 of this proxy statement. Fees paid to independent auditors during the fiscal year ended August 31, 2004 are set forth on page 21. The Audit Committee operates pursuant to a Charter approved by the Board, a copy of which was attached to the proxy statement relating to the Annual Meeting of Shareholders held in 2000. The Board has recently revised the Audit Committee Charter and the revised Charter is attached as Appendix A to this proxy statement.

The Audit Committee is currently composed of four independent non-employee Directors: Gregory T. Mutz (Chairman), Phillip S. Dingle, Evelyn D’An and Dr. Gordon Walker. All members of the Audit Committee are independent directors as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Company’s Board of Directors has determined that Mr. Gregory T. Mutz, Mr. Phillip Dingle and Ms. Evelyn D’An are all qualified to serve as financial experts to the Audit Committee. Mr. Mutz currently serves as the designated financial expert for the Committee. The members of the Audit Committee serving during the fiscal year ended August 31, 2004 were: Larry A. Carter, Chairman, William L. Barton, Thomas E. Oakley, Richard C. Ackert and Stephen M. Mulready.

Compensation Committee

The Compensation Committee met four times during the fiscal year ended August 31, 2004. Outside directors were paid $1,000 for each committee meeting attended, and the chairman was paid $1,250. The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The members of the Compensation Committee serving during the fiscal year ended August 31, 2004 were: Thomas E. Oakley, Chairman, William L. Barton, Larry A. Carter, Richard C. Ackert and Stephen M. Mulready. The Compensation Committee’s report on executive compensation is set forth on page 15.

This Committee is currently composed of three directors: Gregory T. Mutz, Dr. Gordon Walker, and Charles L. Palmer (Chairman). Mr. Troutman and Mr. Mutz were the members of the Committee between February 21, 2005 and April 6, 2005, at which time Mr. Troutman resigned his position on the Committee. Mr. Palmer was elected Chairman of the Compensation Committee on April 22, 2005. Mr. Mutz served as Chairman from February 21, 2005 through April 22, 2005.

Compensation Committee Interlocks and Insider Participation. None of the current members of the Compensation Committee is an officer or employee of the Company. In addition, there are no interlocking relationships between any of these directors and any other executive officer of the Company, and each of them is independent under the listing standards of Nasdaq.

Executive Committee

The Executive Committee met five times during the fiscal year ended August 31, 2004. No compensation was paid for meetings of the Executive Committee. This Committee, which exercised to the extent permitted by Florida law all the powers of the Board of Directors during intervals between Board meetings, was disbanded in February 2005 and has been formally eliminated by the Board.

Investment Committee

The Investment Committee met four times during the fiscal year ended August 31, 2004. No compensation was paid for meetings of the Investment Committee. This Committee, whose responsibilities were to analyze business opportunities and to make recommendations to the full Board was recently eliminated by the Board.

Nominating and Governance Committee

The Nominating and Governance Committee, which is composed of three directors, is charged with identifying individuals qualified to become board members, recommending to the Board the director nominees for the next annual meeting of shareholders or to fill vacancies between annual meetings, and with various corporate governance oversight responsibilities. This Committee, which until May 3, 2005 had been previously known only as the “Nominating Committee,” was originally formed June 4, 2004 and its charter did not originally include corporate governance oversight responsibilities. The Nominating Committee met only once during the fiscal year ended August 31, 2004. The Committee now operates pursuant to a Charter recently amended by the Board to expand the scope of responsibilities to include certain corporate governance matters and to change the Committee’s name so as to adequately reflect its additional oversight duties. A copy of this amended charter is attached as Appendix B to this proxy statement and is also posted on the Company’s website at www.alicoinc.com. The Nominating and Governance Committee is currently composed entirely of directors who satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market (“Nasdaq”). From February 21, 2005 until April 6, 2005, the Committee was composed of Gregory T. Mutz and Baxter Troutman. Mr. Troutman resigned from this Committee on April 6, 2005 and was replaced by Dr. Gordon Walker. Currently the members of the Nominating and Governance Committee are: Gregory T. Mutz, Charles Palmer and Dr. Gordon Walker, with Dr. Walker serving as Chairman of the Committee effective April 22, 2005. Mr. Mutz served as Chairman from February 21, 2005 through April 22, 2005.

The Nominating and Governance Committee and the Board require that all candidates for directors be persons of integrity and sound ethical character, be able to represent all shareholders fairly, have no interests that materially conflict with those of the Company and its shareholders, have demonstrated professional achievement, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing the Company and have adequate time to devote to service on the Board. The Board also evaluates candidates based on their independence from the Company, financial literacy, knowledge of the Company’s industry and experience serving on other Boards. For each annual meeting of the Company’s shareholders, the Nominating and Governance Committee nominates qualified incumbent directors who continue to satisfy the foregoing criteria for membership on the Board, whom the Committee believes will continue to make important contributions to the Board and who consent to stand for reelection and, if re-elected, to continue their service on the Board. If there are Board positions for which the Nominating and Governance Committee will not be re-nominating a qualified incumbent, the Committee’s members will solicit recommendations for nominees from persons they believe are likely to be familiar with qualified candidates, including members of the Board and senior management. The Nominating and Governance Committee may also engage a search firm to assist in identifying qualified candidates and will consider recommendations for director nominations submitted by shareholders entitled to vote generally in the election of shareholders, in accordance with Committee’s policy for such shareholder recommendations as described herein. The Nominating and Governance Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Nominating and Governance Committee, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant. In conducting its review and evaluation, the Committee may solicit the views of management and other members of the Board and may conduct interviews of proposed candidates. The Company paid $108,000 during the fiscal year ended August 31, 2004, to a third party in connection with the identification or evaluation of potential nominees.

The Nominating and Governance Committee has adopted a formal policy with regard to the consideration of any director candidates recommended by shareholders. The criteria for consideration of shareholder recommendations are as follows: (a) for each annual meeting of the Company’s shareholders, the Nominating and Governance Committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders; (b) only candidates who satisfy the Company’s minimum qualifications for directors will be considered, and (c) in considering shareholder recommendations, the Committee will take into account, among other factors, the size and duration of the recommending shareholder’s ownership interest in the Company and whether the shareholder intends to continue holding that interest through the annual meeting date. The Nominating and Governance Committee will not consider other candidates when a qualified incumbent consents to stand for re- election. A shareholder wishing to recommend to the Nominating and Governance Committee a candidate for election as a director must submit the recommendation in writing to the Nominating Committee, in care of the Company’s corporate secretary at the address of the Company’s headquarters. Submissions recommending candidates for election at the next annual meeting must comply with the same deadline as other shareholder proposals for such meeting; that is, the recommendations must be received not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of shareholders. In the event that the date of the next annual meeting of shareholders is more than 30 days following the first anniversary date of the annual meeting of shareholders for the prior year, the submission must be made in a reasonable time in advance of the mailing of the Company’s next annual proxy statements. Each nominating recommendation must include such specified information concerning the shareholder group of shareholders making the recommendations as the Nominating and Governance Committee may determine from time to time, the name of the proposed nominee, any relationships between the recommending shareholder and the proposed nominee and the qualifications of the proposed nominee to serve as a director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be contacted by the Nominating and Governance Committee, if the Committee decides in its discretion to do so.

All director nominees approved by the Nominating and Governance Committee for inclusion in the Company’s proxy card for the next annual meeting are directors standing for re-election. Mr. Mutz was elected to the Board as an independent Director on February 21, 2005 Mr. Mutz who had served as an independent director on the Atlantic Blue Trust, Inc. board was suggested by John Alexander as a replacement independent director. Mr. Mutz resigned his position on the Atlantic Blue Trust board prior to accepting a position on the Alico, Inc. board. Upon his election Mr. Mutz joined the Committee as the Chairman.1 Messrs. Dingle, Palmer and Walker and Ms. D’An were recommended by the Committee and elected to the Board in April. Their names and candidacy were recommended to the Committee and to the full Board by C.W. Sweet, Incorporated a consulting firm hired by the Committee to assist them in finding replacement directors.

CORPORATE GOVERNANCE

Nominating and Governance Committee. The Board has recently adopted Corporate Governance Guidelines and expanded the scope of the Nominating Committee’s functions to include matters of corporate governance. Accordingly, the Nominating Committee’s charter has been amended and restated to include corporate governance responsibilities and the Committee has been renamed the “Nominating and Governance Committee”, effective May 3, 2005. A copy of the revised Nominating and Governance Committee Charter is attached as Appendix B to this proxy statement and is also posted on the Company’s website at www.alicoinc.com.

Code of Ethics. On May 3, 2005 the Board of Directors amended the Company’s Code of Business Conduct and Ethics, originally adopted during fiscal 2003. This Code of Ethics applies to all directors, officers and employees and includes a “Whistleblower Policy” with procedures for the submission of complaints or concerns regarding financial statement disclosures and other matters. A copy of the revised Code of Ethics is posted on the Company’s website. Any person will be provided with a copy of such Code of Ethics without charge upon written request to the Company’s address, attention: Denise Plair, Corporate Secretary. Please note that the Code of Ethics included as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended August 31, 2004 is the Code which had been originally adopted in 2003 and which was still in place as of the time of filing of the Company’s 10-K.

[1]	Although Mr. Alexander was a member of the ABT Board and the Alico Board at the time he nominated Mr. Mutz for consideration by the Alico Board, and although the Alico Board members who approved and voted to elect Mr. Mutz to the Board were all, with the exception of Dr. Lester, also members of the ABT Board at such time, Mr. Mutz’s nomination did not come at the direction of the ABT Board and he is not considered a “shareholder nominee”.

COMPENSATION COMMITTEE REPORT

The Company’s general compensation philosophy aims to provide base compensation comparable with similar Florida businesses, allowing the Company to attract and retain qualified employees. In addition, the Company provides incentive compensation through a bonus program, which is dependent on the individual’s performance and which varies with the Company’s performance. Accordingly, while the executive compensation program provides an overall level of compensation that is competitive within the Florida agribusiness industry, actual compensation levels in any given year may be greater or less than average competitive levels in comparable companies, depending on the Company’s overall performance for such year and on the specific individual’s performance or contribution to the Company. As additional incentive compensation, the Company adopted the 1998 Incentive Equity Plan, pursuant to which employees of the Company may be selected by the Board, in the Board’s sole discretion, to receive stock options, restricted stock awards, or stock appreciation rights.

The Compensation Committee, comprised of independent directors from the Company’s Board of Directors, reviews executive compensation and determines compensation levels which it then recommends to the Board of Directors. In determining the base compensation and any bonuses to be awarded to its executives, the Compensation Committee uses no set formula but rather evaluates a series of factors, including but not limited to (i) industry performance for such year, (ii) the Company’s performance as compared to others in the industry that year, (iii) the Company’s performance for such year as compared to the Company’s performance with the previous year, and (iv) the individual’s performance or contributions for such year as compared with such individual’s performance or contributions the previous year, if applicable. In addition, the Compensation Committee will, in its discretion, evaluate other external and internal factors affecting performance, including individual circumstances.

The compensation of the Chief Executive Officer is established using the same criteria as set forth above generally for executive compensation. For fiscal 2004, the base salary of the persons serving as Chief Executive Officer was comparable to that of the previous year, with a bonus award reflecting the Company’s performance vis a vis comparable businesses and such Chief Executive Officer’s contribution to such performance. 1In addition to the base salary and bonus, pursuant to the terms of the Company’s 1998 Incentive Equity Plan, Mr. Griffin, who was then serving as Chief Executive Officer, received a grant of options to purchase 12,500 shares of the Company’s common stock on September 9, 2003. The exercise price for these shares was based on 55% of the close of the market price of the Company’s common stock on August 30, 2002. Mr. Griffin also received a grant of options to purchase 12,500 shares of the Company’s common stock on February 3, 2004. The exercise price for these options was based on 55% of the close of the market price of the Company’s common stock on February 3, 2004.2 Other Company employees received stock options as part of their compensation during fiscal year 2004 and each Company director received options to purchase 2,000 shares of the Company’s common stock. Mr. John R. Alexander received no compensation and no stock options at his request during fiscal 2004 for his services as the Company’s Chief Executive Officer, in which capacity he served for a period of four months.3

Certain non-performance-based compensation to executives of public companies in excess of $1,000,000 is not deductible for tax purposes. It is the responsibility of the Compensation Committee to determine whether any actions with respect to this compensation limit should be taken by the Company. During fiscal year 2004 no executive officer of the Company received any compensation in excess of this limit nor is it anticipated that any executive officer will receive any such compensation during fiscal year 2005. Therefore, the Compensation Committee has not taken any action to date with respect to this limit.

COMPENSATION COMMITTEE FOR FISCAL YEAR ENDED AUGUST 30, 2004

Thomas E. Oakley, Chairman

Richard C. Ackert

William L. Barton

Larry A. Carter

Stephen M. Mulready

[1]	Dr. Bernard Lester, who had been serving as President prior to being named Chief Executive Officer in July 2004, received an increase to his salary to reflect the additional responsibilities of the Chief Executive position, with his annual base salary being set at $300,000. Mr. Griffin’s annual salary had been set at $330,000.
[2]	Dr. Lester also received a grant of options to purchase 12,500 shares of the Company’s common stock on September 9, 2003 and a grant of options to purchase 8,060 shares of the Company’s common stock on February 3, 2004, but as part of his compensation as President and not as Chief Executive Officer.
[3]	Mr. Alexander received regular Director fees for his service as Chairman of the Board during this time period. Mr. Alexander is now receiving an annual salary of $300,000 for his services as Chief Executive Officer, effective as of March 22, 2005.

EXECUTIVE OFFICERS

The following table sets forth certain information on each executive officer named in the Summary Compensation Table below who was not listed in the table for Nominees for Election as Directors, as well as any current executive officer who was not serving in such capacity as of the end of the last completed fiscal year and is thus omitted from the Summary Compensation Table:

Name	Position and Background with the Company
Ben Hill Griffin, III Frostproof, Florida	Chief Executive Officer (1986 – 2004); President (1986 - 2003)

W. Bernard Lester La Belle, Florida	President and Chief Executive Officer (June 2004 until retired on February 28, 2005), and President since September 1, 2003. Prior to Serving as President he was Executive Vice President and Chief Operating Officer (1986 – 2003)

Patrick Murphy La Belle, Florida	Age 41. Chief Financial Officer (since April 15, 2005). Previously, Mr. Murphy was the Company’s controller, having held that position since 2002. Mr. Murphy worked for A. Duda and Sons, Inc. as the citrus division controller from February 1999 to September 2002. Previously, he had been in the Company’s accounting department, which he initially joined in 1992.

L. Craig Simmons,	Vice President and Chief Financial Officer
La Belle, Florida	(since February 7, 1995 through April 15, 2005)

EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid or to be paid by the Company to the executive officers of the Company, identifying those whose cash and non-cash compensation exceeded $100,000:

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Securities Underlying Options/SARs (2)	All Other Compensation (3)
John R. Alexander Chairman and Chief Executive Officer (4)	2004	-0-	-0-	-0-	-0-

Ben Hill Griffin, III Chairman and Chief Executive Officer (5)	2004 2003 2002	173,019 331,700 335,000	127,140 260,000 206,000	25,000 12,500 12,500	1,584 32,293 29,371

W. Bernard Lester President and Chief Executive Officer (6)	2004 2003 2002	286,118 265,360 251,200	225,000 210,000 171,000	20,560 12,500 12,500	19,244 72,097 69,097

L. Craig Simmons Vice President and Chief Financial Officer	2004 2003 2002	104,704 93,333 86,666	31,300 26,200 20,275	10,000 5,000 5,000	31,014 31,654 30,974

(1)	Represents compensation for discretionary cash bonuses which are based on individual and company performance.
(2)	Stock options were granted, for the first time, during fiscal 1999, under the Company’s Incentive Equity Plan.
(3)	Represents Company contributions to the Employees’ Profit Sharing Plan and a nonqualified defined benefit retirement plan.
(4)	Mr. Alexander commenced his term as Chairman in February 2004. He also served as Chief Executive Officer from February through June 2004. While at his request he received no compensation for his service in officer positions, Mr. John R. Alexander did receive $18,000 in director fees for 2004, which are not included in the table above. Mr. Alexander is currently serving as the Company’s Chief Executive Officer and Chairman of the Board, with an annual salary of $300,000 effective as of March 22, 2005.
(5)	Mr. Griffin, III resigned from the Company and from his positions as Chairman and Chief Executive Officer in February 2004. Not reflected in the compensation table above are fees paid to Mr. Griffin, III for serving on the Company’s Board of Directors, as follows: $7,000 in 2004, $13,000 in 2003 and $15,000 in 2002. The per meeting fees were the same as paid to other directors for fiscal years 2002, 2003 and for any meetings in fiscal year 2004 on or before February 26, 2004.
(6)	Dr. Lester was appointed Chief Executive Officer in June 2004 and retired from the Company in February 2005. Not reflected in the compensation table above are fees paid to Dr. Lester for serving on the Company’s Board of Directors, as follows: $7,000 in 2004, $13,000 in 2003 and $15,000 in 2002. Dr. Lester was paid board fees until the change of ownership but not thereafter. The per meeting fees were the same as paid to other directors for fiscal years 2002, 2003 and for any meetings in fiscal year 2004 on or before February 26, 2004.

Option/SAR Grants in Last Fiscal Year

The following table sets forth stock options granted during fiscal 2004 to each of the Company’s executive officers named in the Summary Compensation Table. The table also sets forth the percent that the grants represent of total options granted to employees during the fiscal 2004 and the hypothetical gains that would exist for the options at the end of their ten-year terms for the executive officers named in the Summary Compensation Table at assumed compound rates of stock appreciation of 0%, 5% and 10%. The actual future value of the options will depend on the market value of the Company’s Common Stock. All option exercise prices were granted at 55% of the market price on the date of grant.

Individual Grants (1)
Name	No. of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
						0%($)	5%($)	10%($)
John R. Alexander	-0-		—0	—	—	—	—	—

Ben Hill Griffin, III	12,500 12,500	(3) (4)	24.27 30.96	15.68 21.17	10/09/2013 02/03/2014	157,750 212,238	165,638 222,850	173,525 233,462

W. Bernard Lester	12,500 8,060	(3) (4)	24.27 19.96	15.68 21.17	10/09/2013 02/03/2014	157,750 138,851	165,638 143,699	173,525 150,536

L. Craig Simmons	5,000 5,000	(3) (4)	9.79 12.38	15.68 21.17	10/09/2013 02/03/2014	63,100 84,895	66,255 69,140	69,410 93,385

(1)	Options granted under the Incentive Equity Plan (the “Plan”) to the Company’s executive officers named in the Summary Compensation Table, are first exercisable on February 26, 2004. The Company did not grant any SARs during fiscal 2004.
(2)	These amounts, based on assumed appreciation rates of 0% and 5% and 10% rates presented by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.
(3)	These options were granted to the named officers on September 9, 2003.
(4)	These options were granted to the named officers on February 3, 2004.

Option Exercises and Year-End Option Values

The following table shows information regarding the value of options exercised during fiscal year 2004 and certain information about unexercised options at year-end.

Aggregated Option Exercises in Fiscal Year 2004

and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1) Exercisable/Unexercisable
John R. Alexander	0	0	0/0	0/0
Ben Hill Griffin, III	67,064	1,476,738	5,000/0	114,250/0
W. Bernard Lester	17,614	396,547	48,560/0	1,335,121/0
L. Craig Simmons	12,305	211,545	2,695/0	72,630/0

All of the unexercised options listed above were exercisable at February 26, 2004.

Common Stock Performance

The following graph compares the value of $100 invested on September 1, 1999 in the Company’s common stock, the S&P 500 and a Company-constructed peer group. The S&P 500 index represents a broad equity index and the peer group index consists of four companies, all of which are agribusiness concerns, one of which is based in Florida: Alexander & Baldwin, Inc., Consolidated Tomoka Land Co., Scheid Vineyards, Inc., and Tejon Ranch Co. The total return includes the reinvestment of dividends. There can be no assurance that the Company’s stock performance will continue in the future with the same or similar trends depicted in the graph below:

Company Name / Index	Base Period Aug99	INDEXED RETURNS Years Ending
		Aug00	Aug01	Aug02	Aug03	Aug04
ALICO INC	$100	$101.17	$190.07	$197.32	$198.29	$314.26
S&P 500 INDEX(1)	100	116.32	87.95	72.12	80.83	90.09
PEER GROUP(2)	100	103.09	112.55	100.78	133.26	151.12

(1)	Total return calculations for the S&P 500 Index were performed by Standard & Poor’s Compustat Services, Inc.
(2)	Total return calculations for the peer group index (consisting of four companies) were performed by Standard and Poor’s Compustat Services, Inc.

Contingent Compensation

1998 Incentive Equity Plan

The Company maintains an incentive equity plan (the “Incentive Equity Plan”) pursuant to which Board members and employees selected by the Board of Directors may receive options to purchase Company common stock, awards of restricted stock, and stock appreciation rights (SARs). The purpose of the Incentive Equity Plan is to advance the interests of the Company and its shareholders by offering participants an opportunity to acquire or increase their proprietary interests in the Company, and thereby receiving additional incentives to achieve the

Company’s objectives. No stock options, SARs or restricted stock may be granted under the Incentive Equity Plan on or after the tenth anniversary of the Incentive Equity plan’s effective date. The Incentive Equity Plan is administered by the Board of Directors.

Pension and Profit Sharing

The Company operates a Profit Sharing Plan under Section 401(k) of the Internal Revenue Code (the “Plan”). Under this Plan a regular employee of the Company becomes eligible to participate upon employment provided he or she continues such employment through the following August 31. Vesting of the Plan begins after three (3) years of service with the Company at which time an employee becomes 20% vested. Vesting increases by 20% with each additional year of service. Employees become fully vested upon completion of seven (7) years of service.

The Plan is fully funded by contributions from the Company, except for such contributions of employees electing to take advantage of the salary reduction feature. Contributions by the Company are determined by the Board of Directors from time to time with allocations to employee accounts based on each participant’s compensation. The Plan also includes a voluntary employee contribution provision pursuant to Section 40l(k) of the Internal Revenue Code, which allows employees to contribute up to 20% of their salary, or a maximum of $13,000. All 40l(k) accounts are 100% vested.

Employees will be deemed 100% vested and receive full benefits from the Plan, regardless of their standing on vesting schedules, upon retirement on or after age 65, death or permanent disability. Benefits commence within 60 days after request following one of the qualifying events, referred to above, and can be taken as periodic payments or in a lump sum. For the year ended August 31, 2004, the Company contributed a total of $434,064 to this Plan.

Additional Plan

The Company has a nonqualified defined benefit retirement plan, which covers officers of the Company, as well as certain management and key personnel (the “Nonqualified Plan”). The Nonqualified Plan is being funded by the purchase of insurance contracts and is designed to provide a set monthly benefit after the participant reaches age 65 and retires. The participants are required to pay a portion of the cost of the Nonqualified Plan and the Company pays the remaining amount. The expense and monthly benefit amounts are based on the participant’s annual salary and age at the date of entry into the Nonqualified Plan.

Pension expense for the additional retirement benefits was approximately ($37,000), $747,000, and $488,000 for the years ended August 31, 2004, 2003 and 2002 respectively.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In August 2004 Atlantic Blue Trust, Inc., the Company’s largest stockholder, requested that the Company consider a restructuring of the Company. While Atlantic Blue Trust did not propose the specific terms of a transaction, Atlantic Blue Trust discussed with the Company’s Board of Directors the advisability of combining Atlantic Blue Trust’s cattle ranch, citrus operations and other acreage with Alico’s business in an effort to both lower costs and improve joint operations, with Alico remaining a public company. To facilitate such a possible restructuring, Atlantic Blue Trust urged consideration of (a) paying a special cash dividend to all Alico stockholders; and (b) merging Atlantic Blue Trust with Alico or one of its subsidiaries with shareholders of Atlantic Blue Trust receiving shares of Alico common stock in the merger. The Company established a special committee comprised of all of the independent directors then serving on the Board to analyze the possible restructuring. All of the members met the requirements for audit committee independence under the rules established by the NASDAQ national market and under Sarbanes Oxley. The special committee retained independent outside financial and legal advisors to assist with this analysis. Alico directors affiliated with Atlantic Blue Trust or employed by Alico did not participate in the evaluation of any restructuring. On January 31, 2005, Atlantic Blue Trust withdrew its request for the possible restructuring. Mr. John Alexander and Mr. Baxter Troutman were two of nine directors on the Board of Atlantic Blue Trust, Inc. In addition, during this time period J.D. Alexander, who served as an Alico director until April 2005, was also serving on the Board of Atlantic Blue Trust.

In fiscal 2004, Agri-Insurance Company, Ltd. began providing catastrophic business interruption insurance coverage for Tri-County Grove, LLC, a subsidiary of Atlantic Blue Trust, Inc., the holder of approximately 47.7% of the Company’s common stock. The coverage term is from August 2004 to July 2005. Total coverage under the policy is $2.7 million and the premium charged was $45 thousand. Premiums for coverage quoted are set by independent actuaries/underwriters hired by Agri-Insurance Company, Ltd. in Bermuda based on underwriting considerations established by them. Premiums vary depending upon the size of the property, its age and revenue-producing history as well as the proximity of the insured property to known disease-prone areas or other insured hazards. Premiums charged to ABT were set in the same manner as would be used to set premiums for any unaffiliated third party.

Effective November 2, 1983 (and as amended through the date of its last amendment in on February 26, 2004), the Company entered into a continuing harvesting and marketing contract covering the majority of its citrus crop with Ben Hill Griffin, Inc., a company which is controlled by Ben Hill Griffin, III, the Company’s former Chairman of the Board and Chief Executive Officer through February 26, 2004. This contract provides for modifications to meet changing conditions and cancellation by either party by giving notice prior to August 1 preceeding the next fruit season. Modifications to the terms of the contract are made upon the mutual agreement of both parties and can relate to numerous provisions of the contract including the quantity of fruit to be delivered and service fees to be collected by Ben Hill Griffin, Inc. Such modifications may be necessary depending on factors such as weather and general market conditions. During the year ended August 31, 2004, approximately 77% percent of the Company’s crop was marketed under this contract. Under the terms of this contract, the Company’s fruit is harvested, packed and/or otherwise processed and sold along with fruit from other growers, including Ben Hill Griffin, Inc., and the proceeds distributed on a pro rata basis as sales of the finished product are made by the buyer. The Company bears the cost of harvesting. The co-mingling of fruit with other growers permits the Company to participate in the negotiation of higher prices from buyers that would not likely be available if price negotiations were limited only to the Company’s fruit. The marketing contract also permits the Company’s fruit to be sold in either fresh or processed form, in whichever market will provide the highest return. Historically, this contract has provided highly competitive returns. Ben Hill Griffin, Inc. receives a handling fee and a marketing fee out of sales proceeds. The assistance provided for by the contract is considerable and reduces the number of staff which the Company would otherwise have to employ. Additionally, the Company may receive advances on sales, which are then deducted from its share of the distributed proceeds. The total amount paid to Ben Hill Griffin, Inc., under the terms of the marketing contract, for harvesting and other costs was $7.1 million during the year ended August 31, 2004. In addition Ben Hill Griffin, Inc. was paid $2.1 million for harvesting citrus sold to unrelated processors. These charges are comparable to similar services available in the industry.

The Company purchased from Ben Hill Griffin, Inc., on a competitive bid basis, fertilizer, spray, herbicides and other miscellaneous supplies at a total cost of $5.3 million during the year.

AUDIT COMMITTEE REPORT

The Audit Committee that had primary responsibility for interacting with the Company’s outside auditors during the preparation of the audited financial statements for the fiscal year ended August 31, 2004 (the “audited financial statements”) consisted of the following independent directors, all of whom resigned from the Board in February 2005: Larry A. Carter (Chairman), Richard C. Ackert, William L. Barton, Stephen M. Mulready and Thomas E. Oakley. Mr. Larry A. Carter was the designated financial expert for the Committee and was qualified to act in such capacity. This Committee prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended August 31, 2004 (the “audited financial statements”):

•	The Committee has reviewed and discussed the audited financial statements with management of the Company.

•	The Committee has discussed with Tedder, James, Worden & Associates, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61.

•	The Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP its independence from the Company.

•	Based on and relying on the review and discussions described above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004, for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE FOR FISCAL YEAR ENDED AUGUST 31, 2004

Larry A. Carter, Chairman

Richard C. Ackert

William L. Barton

Stephen M. Mulready

Thomas E. Oakley

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of KPMG LLP, Certified Public Accountants, 111 North Orange Avenue, Suite 1600, Orlando, Florida 32801, was the Company’s independent certified public accountants from January 1, 1984 to June 2004. Beginning June 7, 2004, the company engaged Tedder, James, Worden & Associates Certified Public Accountants, 11 South Bumby Avenue, Suite 200, Orlando, FL 32803 as the Company’s independent certified public accountants. In addition to performing the year-end audit of the financial statements, the independent public accountant: (1) performs a limited review of the quarterly financial statements, reviews the financial information included in the Annual Report to Shareholders and the Forms 10-Q and 10-K filed with the Securities and Exchange Commission; and (2) prepares the federal and state income tax returns. The firm of Pricewaterhouse Coopers prepares the Federal income tax returns and the Bermuda Statutory return for Agri-Insurance Company, Ltd. All services performed by the independent accountants are approved by the Audit Committee of the Board of Directors prior to performance.

Representatives of Tedder, James, Worden & Associates are expected to be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders. Upon the Audit Committee’s recommendation, the Board of Directors reaffirmed continuation of Tedder, James, Worden & Associates as auditors.

The following list details the aggregate fees billed for professional services during fiscal 2004:

	Tedder, James, Worden & Associates	KPMG, LLC	Total
Audit Fees	$20,000	$82,000	$102,000
Tax Fees	$103,000	$5,000	$108,000

Total	$123,000	$87,000	$210,000

There were no fees billed or paid for financial information systems design and/or implementation or for any other fee for services rendered to the Company.

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements. The amounts billed to the Company by its independent public accountants in fiscal 2004 and fiscal 2003 were approximately $102,000 and $93,000 respectively.

Audit-Related Fees. Consists of fees billed for assurance and related services that were related to the performance of the audit or review of the Company’s consolidated financial statements. (There were no fees billed in fiscal 2004 and fiscal 2003 for such services).

Tax Fees. Consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning. The amounts billed to the Company by its independent public accountants and other tax consultants in fiscal 2004 and fiscal 2003 were $307,844 and $69,196 respectively.

Consulting Fees. There were no Consulting fees in fiscal year 2004 or 2003.

All Other Fees. There were no fees billed or paid in fiscal 2004 or fiscal 2003 in connection with products and services other than the services reported above.

The Audit Committee of the Board of Directors has determined that the provision of the non-audit professional services is compatible with maintaining KPMG LLP’s independence from September 1, 2003 through June 6, 2004 and Tedder, James, Worden & Associates from June 7, 2004 to present.

PROPOSAL TWO

APPROVAL OF DIRECTORS STOCK COMPENSATION PLAN

(Item 2 on the Proxy Card)

The Board of Directors has approved and adopted a Directors Compensation Plan to encourage stock ownership by the Company’s directors. Under the Plan, each Director who is not an employee of the Company (a “Qualifying Director”) will receive annual compensation of $32,000 for serving as a Director of the Company, payable in quarterly installments. In addition, each Qualifying Director who chairs either the Compensation Committee or the Nominating and Governance Committee shall be paid additional annual compensation of $5,000 payable in quarterly installments, provided that if one Qualifying Director chairs both such committees, only one such payment shall be made. The Chairman of the Audit Committee shall be paid additional annual compensation of $10,000 payable in quarterly installments. In addition to being reimbursed for all out-of-pocket expenses reasonably incurred by a Qualifying Director in connection with the performance of his or her duties, each Qualifying Director attending a called Board committee meeting in person shall be paid a committee attendance payment of $1,000 for such meeting and each Qualifying Director attending a called Board committee meeting telephonically, by video remote conferencing or by some other remote communications means shall be paid a committee attendance payment of $500 for each such meeting. The maximum payment for all such committee meetings attended by a Qualifying Director on the same date shall be $1,000 if attending in person and $500 if attending by telephone, video conference or other remote communications means. The Lead Director shall be paid an additional fee of $75,000 for the 12 months beginning on April 4, 2005, in recognition of increased responsibilities during the first twelve months of the position and thereafter the Lead Director’s compensation shall be set by the Board based on responsibilities at that time and on market compensation for such positions at that time. Payments for Director’s compensation are to be made on the date(s) of the regularly scheduled quarterly or annual Board meeting of the Company, provided that if there is no regularly scheduled quarterly or annual Board meeting for any quarter, the payment shall be made on the last business day of the quarter (a “Payment Date”).

The Plan contemplates that Qualifying Directors who do not have, either directly or indirectly, any beneficial ownership interest in the stock of Atlantic Blue Trust Inc. (an “Eligible Qualifying Director”) shall be eligible to receive Director’s fees payable in Company Stock. Each such Eligible Qualifying Director may elect to receive all of his or her Director’s compensation payable in any fiscal year in the form of the common stock of the Company by delivering to the Company an election prior to the beginning of the Company’s fiscal year for which the election is to apply, provided that when the Eligible Qualifying Director is first elected to the Company’s Board such election can be made at any time within 45 days of his or her election to the Company’s Board (or 45 days after the adoption by the Board of this Compensation Plan) and approval of the stock issuances hereunder by the shareholders. Once an election is received it shall be irrevocable for the fiscal year to which it applies, and all of the electing Eligible Qualifying Director’s director compensation for that fiscal year will be paid in the form of Company Stock. If a Director makes the election to be paid in Company stock, the compensation to such Director shall be increased to 150% of the specified payment amount, provided that such increase shall only apply to an Eligible Qualified Director who makes such an election for the year for which the election is made. Unless a Director specifically elects to be paid in Company Stock, payment of Director’s fees shall be made by check; payments in Company Stock pursuant to a valid election under the Plan shall be made by delivery by the transfer agent of a certificate made out in the name of the electing Eligible Qualifying Director for the number of shares of Company Stock determined by dividing (i) the total amount of Director compensation payable since the last Payment Date by (ii) the per share price of the Company Stock as of the close of regular trading on the second trading day preceding the Payment Date (the “Stock Price Determination Date”).

The per share price on the Stock Price Determination Date shall be the mean between the closing bid and ask price per share of the Company Stock as reported by the Nasdaq Stock Market (or such other national trading market on which the Company Stock is principally traded) as of the close of regular trading on the Stock Price Determination Date. The Company will use its best efforts to deliver shares which are registered under the Securities Act of 1933 and under applicable state securities laws and are without any restrictive legend or other restriction on resale, except as may be reported in the Company’s proxy statement as a result of the Company’s Director Stock Ownership Policies. The Company may issue such shares from the Company’s authorized but unissued shares, from shares purchased in the open market by the Company in contemplation of such payments, or from shares otherwise held by the Company to fund such payments. If for any reason the Company cannot deliver shares which have been registered for sale under the Securities Act of 1933 and under applicable state securities laws, the certificates evidencing such shares will contain a legend restricting sale of such securities.

A Qualifying Director electing to receive his or her Director’s compensation in shares of the Company Stock shall be responsible for the payment of all federal, state and local income and other taxes resulting from the issuance of Company Stock pursuant to this Director Compensation Plan.

Shareholders are asked to approve the portion of the Director’s Compensation Plan which allows Eligible Qualifying Directors to elect to receive their Director’s compensation in shares of the Company’s Stock. The entire text of the Director’s Compensation Plan is annexed to this Proxy Statement as Appendix C.

The following Table sets out the benefits that will be received or allocated to each of the individuals named below under the Director’s Compensation Plan, assuming that each Eligible Qualifying Directors elected to receive all of his or her Director’s Fees in shares of the Company’s Stock.

STOCK ELECTION UNDER DIRECTOR’S COMPENSATION PLAN

Name and Position (1)	Dollar Value ($)	Number of Units
John R. Alexander, Chief Executive Officer	-0-	-0-
Executive Group	0	-0-
Non-Executive Director Group	460,575(2)	9,212(2)
Non-Executive Officer Employee Group	-0-	-0-

1	Mr. Ben Hill Griffin III, former Chief Executive Officer who served during part of fiscal 2004, and Mr. Craig Simmons, former Chief Financial Officer who resigned effective April 15, 2005, are omitted from this table even though they are listed in the Summary Compensation Table since they are no longer with the Company. Neither Mr. Griffin III nor Mr. Simmons will be receiving any benefits under the proposed plan.
2	This is an estimate of benefits for the first year of the Plan’s implementation, based on six directors currently eligible to participate, and assumes that each such eligible director opts to receive his or her compensation in stock, and includes the value of approximately $307,000 in director’s fees (including compensation to the Lead Director) and meeting attendance fees that would have been received in cash under the Director’s Compensation Plan even if Directors had not elected to receive their fees in shares of the Company Stock. For purposes of the foregoing, we assumed in-person attendance at four audit committee meetings for the sample year and one Nominating and Governance Committee Meeting, and that all such meetings would be held in the same dates as regular Board Meetings. This amount could vary from year to year depending on how many meetings are scheduled and on the number of Directors who are elected to the Board. Directors making such election received an additional 50% of the value of the fees they would have otherwise received in cash. The number of units is estimated to be 9,212 based on an estimated value of $50 per share, which is the market price on April 19, 2005.

The affirmative vote of at least a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the Director’s Compensation Plan for purposes of giving effect to the stock election component of such Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE DIRECTORS COMPENSATION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

DIRECTOR STOCK OWNERSHIP POLICY

In March of 2005, the Company’s Board adopted a Director Stock Purchase Policy requiring that all directors who are not beneficial owners of Atlantic Blue Trust, Inc. own Company stock with a market value at all times (other than during the phase-in period specified below) which is equal to or greater than $200,000 dollars (the “Company Director Target Stock Ownership Requirement”). In order to provide existing Directors as of the date of the adoption of this policy and new Directors who join the Board of Alico, Inc. after the date of the adoption of this policy the opportunity to meet this requirement over a reasonable period of time, each such Director shall have three years to achieve the overall Company Director Target Stock Ownership Requirement. If the Director is elected to the Board at a time when there is less than 4 months remaining in the fiscal year, then the three-year period for overall compliance with the Company Director Target Stock Ownership Requirement would be extended until the end of the next full fiscal year after his or her election.

The Company recognizes that a Director may at times be restricted in his or her ability to acquire stock by reason of applicable securities laws or the availability of stock for purchase in the market. Accordingly, in order to facilitate compliance with this stock ownership policy, the Board adopted the stock purchase option of the Director Compensation Plan which stockholders are asked to approve in this proxy statement.

OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.

SHAREHOLDERS’ PROPOSALS

It is anticipated that next year’s annual meeting may be more than 30 days earlier than the anniversary date of this proxy statement. Accordingly, shareholders’ proposals intended to be presented at the next annual meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by August 15, 2005, for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 2005 annual meeting date, of at least 1% or $2,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

For any shareholder proposal that is not submitted for inclusion in the 2005 Proxy Statement, but is instead sought to be presented directly at the Annual Meeting, management will be able to vote proxies in its discretion if the Company: (i) does not receive notice of the proposal prior to the close of business on August 25, 2005 or (ii) receives notice of the proposal before the close of business on August 25, 2005, and advises shareholders in the 2005 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

ANNUAL REPORT ON FORM 10-K

A copy of the 2004 Annual Report on Form 10-K for the fiscal year ended August 31, 2004, as filed with the Securities and Exchange Commission, may be obtained upon request and without charge, by writing:

Alico, Inc.

P. O. BOX 338

La Belle, Florida 33975

Attention: Denise Plair, Corporate Secretary

By Order of the Board of Directors

Denise Plair Secretary

APPENDIX A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER ALICO, INC.

I. AUDIT COMMITTEE PURPOSE

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, and to prepare an audit committee report as required by the Securities and Exchange Commission (SEC) for inclusion in the Company’s annual proxy statement. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s accounting and reporting practices and the audits of the financial statements and assist in assuring:

•	the integrity of the Company’s financial statements and disclosures;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications, independence and performance of the Company’s independent auditors;

•	the performance of the internal audit and control function; and

•	an avenue of communication among the auditors and management.

The Audit Committee shall review and reassess this charter at least annually and recommend appropriate changes to the Board of Directors of the Company and submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

By adopting this Charter the Board delegates to the Committee full and exclusive authority to perform each of the responsibilities of the Committee as described below and to appoint a Chair of the Committee, unless a Chair is appointed by the Board.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors, in good standing, as determined by the Board, each of whom shall (i) be “independent” under the rules of the Nasdaq Stock Market, Inc. except as permitted by Nasdaq Rule 4350(d) and the Sarbanes-Oxley act of 2002, and the rules promulgated thereunder, (ii) not accept any consulting, advisory or other compensatory fee from the issuer other than in his or her capacity as a member of the Board or any committee of the Board, and (iii) is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication and shall be designated as a “financial expert”.

The Board shall appoint the members of the Audit Committee annually, considering the recommendation of the Nominating & Governance Committee, and further considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the Audit Committee shall serve until their successors are appointed and qualify. The Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, and to designate the Chairman, subject to any such new member(s) satisfying the independence, experience and financial expertise requirements referred to above. Except as expressly provided in this Charter or the by-laws of the Company or the Corporate Governance Guidelines of the Company, or as otherwise provided by law or the rules of Nasdaq, the Audit Committee shall fix its own rules of procedure. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet on a quarterly basis, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors and outside legal counsel, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. Meetings may be conducted by telephone if deemed practical. In addition, the Chair should communicate with Management quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any public accountants engaged (including the resolution of disagreements between management and the auditor regarding financial reporting) for the purposes of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such public accountant shall report directly to the Audit Committee. The Audit Committee shall approve all audit engagement fees and terms and all non-audit engagements with the public accountants. The Audit Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Audit Committee. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the oversight of the work of the public accounting firm (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the public accounting firm shall report directly to the Audit Committee.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Audit Committee shall be entitled to receive appropriate funding for the payment of compensation to any public accountant engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisers employed by the Audit Committee and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Audit Committee shall meet periodically with management, the internal auditors and the registered public accountants in separate executive sessions in furtherance of its purposes.

The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or public accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter as appropriate and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Audit Committee. The following functions are some of the common recurring activities of the Audit Committee in carrying out its oversight responsibility:

•	Review and discuss with management and the public accountants the Company’s annual audited financial statements, including reviewing the specific disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•

Review and discuss with management and the public accountants the Company’s quarterly financial statements, including reviewing the specific disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similar disclosures, and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to the filing of its Form 10-Q, including the results of the registered public accountants’ reviews of the quarterly financial statements to the extent applicable.

•	Review and discuss with management and the public accountants, as applicable, (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the public accountants and the Company’s response to that letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the public accountants’ activities or on access to requested information and management’s response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (f) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Obtain and review a report from the public accountants at least annually regarding (a) the registered public accountants’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the public accountants and the Company. Evaluate the qualifications, performance and independence of the public accountants, including a review and evaluation of the lead partner of the registered public accountant and taking into account the opinions of management and the Company’s internal auditors.

•	Assure that the lead audit partner of the public accountants and the audit partner responsible for reviewing the audit are rotated as required by the Sarbanes-Oxley Act of 2002, and further periodically consider rotation of the public accounting firm itself.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the public accountants who were engaged on the Company’s account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit any person in a financial reporting oversight role to have participated in the Company’s audit as an employee of the public accountants during the one-year period preceding the audit and professional engagement period).

•	Discuss with the public accountants any communications between the audit team and the audit firm’s home office respecting auditing or accounting issues presented by the engagement.

•	Discuss with management and the public accountants any accounting adjustments that were noted or proposed by the registered public accountants but were passed (as immaterial or otherwise).

•	Discuss with the public accountants the audit/internal control plan, responsibilities, budget and staffing.

•	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

•	Review with management the policies and procedures with respect to officers’ expense accounts and prerequisites, including their use of corporate assets, and consider the results of any review of those areas by the independent auditors.

•	Review any reports of the registered public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the registered public accountants any information with respect to illegal acts in accordance with Section 10A.

•	Ensure that the Company maintains an internal audit and control function and process.

•	Discuss with management any second opinions sought from an accounting firm other than the company’s public accountants, including the substance and reasons for seeking any such opinion.

•	Review the internal audit process of the Company, including the proposed internal audit plans for the coming year and the coordination of such plans with the registered public accountants.

•	Review findings from completed internal audits and progress reports on the proposed internal audit plan, together with explanations for any deviations from the plan.

•	Review the appointment, reassignment or dismissal of the CFO.

•	Review with the Company’s public accountants, the Company’s financial and accounting personnel and the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable or necessary.

•	Review at least annually the exceptions noted in the reports to the Audit Committee by any third parties, if any, assisting with the Company’s internal audit process and the Company’s public accountants, and the progress made in responding to the exceptions.

•	Discuss with management and the public accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	At its discretion, request that management, the public accountants or third parties retained to assist with internal audit undertake special projects or investigations which the Audit Committee deems necessary to fulfill its responsibilities.

•	Review periodically the Company’s Code of Conduct and Ethics to ensure that it is adequate and up-to-date.

•	The Committee will establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting and auditing matters.

•	On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

•	The Committee is authorized to investigate any matter brought to its attention and to engage independent counsel and other advisors as it deems necessary to carry out its duties. For this purpose the Committee shall have direct access to the independent auditors as well as the CEO, COO, CFO and anyone else in the organization. The Company will provide appropriate funding, as determined by the Committee, for payment of compensation to such counsel and other advisors.

•	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

•	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

APPENDIX B

AMENDED AND RESTATED NOMINATING AND GOVERNANCE

COMMITTEE CHARTER OF ALICO, INC.

PURPOSE:

The Nominating and Governance Committee (the “Committee”) is a committee of the Board of Directors of Alico, Inc. (the “Company”). The purpose of the Committee is to review and make recommendations to the Board of Directors on matters concerning corporate governance, Board composition, evaluation and nominations, and Board committees. The Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Committee shall consist of no fewer than three members of the Board of Directors. All members of the Committee shall be appointed and replaced by the Board, shall have no relationship to the Company or its management that may interfere with the exercise of their independence, and shall otherwise be deemed “Independent Directors” as defined in Rule 4200 of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”).

The Board will designate one member of the Committee as its Chair.

RESPONSIBILITIES:

The Committee has the following specific duties:

Corporate Governance Generally

•	Develop principles of corporate governance and recommend them to the Board for its consideration and approval;

•	Review annually the role and responsibilities of the Lead Director;

•	Review annually the principles of corporate governance approved by the Board to ensure that they remain relevant and are being complied with;

•	Recommend ways to enhance communications and relations with stockholders;

•	Review periodically the succession planning for the Chief Executive Officer and other executive officers, report its findings and recommendations to the Board, and work with the Board in evaluating potential successors to these executive management positions; and

•	Oversee compliance by the Board and its committees with applicable laws and regulations, including those promulgated by the Securities and Exchange Commission and the Nasdaq Rules.

Board Composition, Evaluation and Nominating Activities

•	Coordinate the Board evaluation process including assisting the Board in conducting periodic evaluations of the performance of the Board as a whole;

•	Review the composition and size of Board and recommend the criteria for Board membership including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like;

•	Evaluate the performance of Board members eligible for re-election and recommend the Director nominees for election to the Board by the stockholders at the annual meeting of stockholders;

B-1

•	Identify, consider and recommend candidates to fill new positions or vacancies on the Board, and review any candidates recommended by stockholders in accordance with the bylaws; in performing these duties, the Committee shall have the authority to retain and terminate any search firm to be used to identify Board candidates and shall have authority to approve the search firm’s fees and other retention terms; and

•	Make recommendations for continuing education of Board members.

Board Committees

•	Periodically review the charter and composition of each Board committee and make recommendations to the Board for the creation of additional Board committees or the change in mandate or dissolution of Board committees; and

•	Recommend in consultation with the Chairman of the Board and Lead Director, Board persons to be members of the various Board committees.

The Committee may form and delegate authority to subcommittees when appropriate.

MEETINGS:

The Committee will meet a minimum of two times a year. Special meetings may be convened as required. The Committee may invite to its meetings other Directors, Company management and such other persons as the Committee deems appropriate in order to carry out its responsibilities.

MINUTES:

The Committee will maintain written minutes of its meetings, which will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

The Chair of the Committee shall make regular reports to the full Board on the actions and recommendations of the Committee.

RESOURCES AND AUTHORITY:

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other experts or advisors, as it deems necessary or appropriate, without seeking approval of the Board of Directors or management. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

B-2

APPENDIX C

ALICO, INC. DIRECTOR COMPENSATION PLAN

Alico, Inc. (the “Company”) believes that it is in the best interest of the Company and its shareholders to have Directors who are fairly compensated for their services and the responsibilities which they assume and which will encourage stock ownership by its Directors in order to align the interests of each Director with the interests of its shareholders. Accordingly, each Director who is not an employee of the Company (a “Qualifying Director”) will be compensated for service as a Director as follows:

1. Annual Payments to Board Members and Committee Chairs. Each Director will receive annual compensation for serving as a Director of the Company of $32,000.00 payable in quarterly installments on each Payment Date set forth below. Each Qualifying Director who chairs either the Compensation Committee or the Nominating Committee shall be paid additional annual compensation of $5,000.00 payable in quarterly installments, provided that if one Qualifying Director chairs both such committees, only one such payment shall be made. The Chairman of the Audit Committee shall be paid additional annual compensation of $10,000.00 payable in quarterly installments on each Payment Date. In addition to the foregoing, each Director of the Company shall be entitled to be reimbursed for all out-of-pocket expenses reasonably incurred by the Director in connection with the performance of his or her duties. The Lead Director shall be paid an additional fee of $75,000 for the 12 months beginning on April 4, 2005, in recognition of increased responsibilities during the first twelve months of the position and thereafter the Lead Director’s compensation shall be set by the Board based on responsibilities at that time and on market compensation for such positions at that time.

2. Committee Meeting Payments. Each Qualifying Director attending a called Board committee meeting in person shall be paid a committee attendance payment of $1,000.00 for such meeting. Each Qualifying Director attending a called Board committee meeting telephonically, by video remote conferencing or by some other remote communications means shall be paid a committee attendance payment of $500.00 for each such meeting. If the committee meeting is on the same day as a called or regularly scheduled Board meeting and there is one or more other called Board committee meetings on the same date which is attended by such Qualifying Director, then the maximum payment for all such committee meetings attended by such Qualifying Director on that date shall be $1,000.00 if attending in person and $500.00 if attending by telephone, video conference or other remote communications means.

3. Payment Increase for Eligible Qualifying Directors Who Elect Payment In Company Stock For a Fiscal Year. Payments to an Eligible Qualifying Director, as defined in paragraph 6 below, who elects to receive all of his or her Director’s compensation payable in any fiscal year in the form of the common stock of the Company (“Company Stock”) as provided in paragraph 6 below, shall be increased to 150% of the specified payment amount, provided that such increase shall only apply to an eligible Qualified Director who makes such an election for the year for which the election is made.

4. Payment Dates. All payments due under Paragraphs (1) and (2) above shall be made quarterly on the date (“Payment Date”) of the regularly scheduled quarterly or annual Board meeting of the Company, provided that if there is no regularly scheduled quarterly or annual Board meeting for any quarter, the payment shall be made on the last business day of the quarter.

5. Payment Method. Unless the Qualifying Director has elected to be paid in Company Stock as provided in Paragraph 6 below, payments of Directors’ fees shall be made by Company check. Payments in Company Stock pursuant to a valid election under Paragraph 6 below shall be made by delivery by the transfer agent of a certificate made out in the name of the electing Eligible Qualifying Director for the number of shares of Company Stock determined by dividing (i) the total amount of Director compensation payable since the last Payment Date (adjusted as provided in Paragraph 3 above) by (ii) the per share price of the Company Stock as of the close of regular trading on the second trading day preceding the Payment Date (the “Stock Price Determination Date”). The per share price on the Stock Price Determination Date shall be the mean between the closing bid and ask price per share of the Company Stock as reported by the Nasdaq Stock Market (or such other national trading market on which the Company Stock is principally traded) as of the close of regular trading on

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the Stock Price Determination Date. The Company will use its best efforts to deliver shares which are registered under the Securities Act of 1933 and under applicable state securities laws and are without any restrictive legend or other restriction on resale, except as may be reported in the Company’s proxy statement as a result of the Company’s Director Stock Ownership Policies. The Company may issue such shares from the Company’s authorized but unissued shares, from shares purchased in the open market by the Company in contemplation of such payments, or from shares otherwise held by the Company to fund such payments. If for any reason the Company cannot deliver shares which have been registered for sale under the Securities Act of 1933 and under applicable state securities laws, the certificates evidencing such shares will contain a legend restricting sale as follows:

Holder agrees and represents to the Company that he or she, as applicable, is taking these shares for investment and not with a view to the subsequent resale or other disposition and will hold these shares until they are subsequently registered or he or she is advised by the Company that the shares can be resold without registration under applicable state and federal securities laws or he or she delivers an opinion of competent counsel acceptable to the Company that the shares may be resold without registration under applicable state and federal securities laws.

6. Election To Be Paid in Company Stock. Qualifying Directors who do not have, either directly or indirectly, any beneficial ownership interest in the stock of Atlantic Blue Trust Inc. (“Eligible Qualifying Directors”) shall be eligible to receive Director’s fees payable in Company Stock as follows:

(a) In order to elect to receive Director’s fees for a fiscal year in Company Stock, an Eligible Qualifying Director must deliver to the Company an election prior to the beginning of the Company’s fiscal year for which the election is to apply, provided that when the Eligible Qualifying Director is first elected to the Company’s Board such election can be made at any time within 45 days of his or her election to the Company’s Board (or 45 days after the adoption by the Board of this Compensation Plan). Once an election is received it shall be irrevocable for the fiscal year to which it applies, and all of the electing Eligible Qualifying Director’s director compensation for that fiscal year will be paid in the form of Company Stock as provided in paragraph 5 above.

(b) The electing Eligible Qualifying Director shall be responsible for the payment of all federal, state and local income and other taxes resulting from the issuance of Company Stock pursuant to this Director Compensation Plan and should consult with his or her own tax advisor relating to his or her filing and payment obligations as a result of receiving such Company Stock. The Company will not withhold tax payments on the stock issuances pursuant to this plan and will issue 1099’s to each Director annually which will set forth the value of the Company Stock at the time of issuance, which will be reported as income to the recipient and which will also be filed with the Internal Revenue Service.

(c) Each electing Eligible Qualifying Director agrees by his or her election to participate in this plan that he or she will hold the Company Stock received in this plan for investment and will not sell or otherwise dispose of any of it until the earlier of a time when: (i) after such sale or disposition the Director will beneficially own of record shares of Company Stock equal to or greater than the Company Director Target Stock Ownership Requirement (or during any Phase-In Period, the Phase-In Targets Ownership Requirement) set forth in the Company’s Director Stock Ownership Policy as it may be amended from time to time; (ii) the electing Eligible Qualifying Director ceases to be a Director of the Company; or (iii) a Change of Control of the Company as defined below has occurred. For purposes of the foregoing, a Change of Control of the Company shall be deemed to have occurred when: (i) a shareholder or group of shareholders acting in concert, other than Atlantic Blue Trust, Inc. or one of its Affiliates, beneficially owns more than 40% of the outstanding shares of Company Stock; or, (ii) a majority of the members of the Board of Directors of the Company are persons who are currently not members of the Company’s Board or members elected or nominated by members of the Company’s Board.

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned shareholder(s) of Alico, Inc., a Florida corporation (the “Company”), hereby appoints JOHN R. ALEXANDER and GREGORY T. MUTZ, or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on April 29, 2005, at the Annual Meeting of Shareholders of the Company to be held on Friday, June 10, 2005 and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.

Please mark your votes as indicated in this example.    ☒

1.     ELECTION OF DIRECTORS:

☐ FOR all nominees listed below (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name on the list below.)

Nominees:	John R. Alexander Phillip S. Dingle Baxter G. Troutman	Robert E. Lee Caswell Gregory T. Mutz Dr. Gordon Walker	Evelyn D’An Charles Palmer

2.     APPROVAL OF DIRECTORS’ STOCK COMPENSATION PLAN

☐  FOR                                 ☐  AGAINST                                 ☐  ABSTAIN

3.     In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

(Continued and to be signed on the other side)

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated May 10, 2005. This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.

Dated , 2005

Signature of Shareholder

Signature of Shareholder (if held jointly) (Executors, Administrators, Trustees, Guardians, etc. will so indicate when signing.)

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED. NO POSTAGE IS NEEDED IF MAILED WITHIN THE UNITED STATES

ALICO, INC.

P.O. BOX 338

LA BELLE, FL 33975

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Alico, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ALCIN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALICO, INC.

1.    ELECTION OF DIRECTORS:

		For	Withhold	For All	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominees’ number on the line below.
Nominees:		All	All	Except
01) John R. Alexander	05) Gregory T. Mutz
02) Robert E. Lee Caswell	06) Charles Palmer	☐	☐	☐
03) Evelyn D’An	07) Baxter G. Troutman
04) Phillip S. Dingle	08) Gordon Walker

2.    APPROVAL OF DIRECTORS’ STOCK COMPENSATION PLAN

☐ FOR                                ☐ AGAINST                                 ☐ ABSTAIN

3.   In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR PROPOSAL 1 and FOR PROPOSAL 2.

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED. NO POSTAGE IS NEEDED IF MAILED WITHIN THE UNITED STATES.

(Executors, Administrators, Trustees, Guardians, etc. will so indicate when signing.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date